EXHIBIT 23.2



                         Consent of Independent Auditors




         We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Health Risk Management, Inc. 1992 Long-Term Incentive Plan of our report dated August 16, 1996, with respect to the consolidated financial statements and schedules of Health Risk Management, Inc. included in its Annual Report on Form 10-K for the year ended June 30, 1996, filed with the Securities and Exchange Commission.





                                           ERNST & YOUNG LLP



Minneapolis, Minnesota
August 27, 1997